EXHIBIT 99.1

Contact:

For Indevus
Michael W. Rogers	Brooke D. Wagner
Executive Vice President and CFO	VP, Corporate Communications
(781) 861-8444	(781) 402-3410

INDEVUS ANNOUCES FDA APPROVAL OF SUPPRELIN®-LA

Revolutionary Treatment Option for Children with Central Precocious Puberty

LEXINGTON, MA, May 3, 2007 – Indevus Pharmaceuticals, Inc. (NASDAQ: IDEV) today announced that SUPPRELIN®-LA (histrelin acetate subcutaneous implant) 50mg has been approved by the U.S. Food and Drug Administration (FDA). SUPPRELIN-LA is indicated for the treatment of central precocious puberty (CPP), the premature onset of puberty in children. The Company will host a conference call and webcast to discuss this announcement on Friday, May 4, 2007, at 9:00 am eastern time (details below).

SUPPRELIN-LA is a once-yearly implant which utilizes the Company’s patented hydron implant technology. The implant is inserted subcutaneously in the inner aspect of the upper arm and is specifically designed to provide a continuous release of approximately 65mcg/day over 12 months of the gonadotropin releasing hormone (GnRH) analog histrelin.

“CPP is an important and increasingly recognized condition that can have profound physical as well psychological impact on children and their families. The approval of SUPPRELIN-LA is a significant advancement in the treatment of CPP, providing a rapid and sustained suppression of hormone levels for a full year,” stated James E. Shipley, M.D., senior vice president, clinical development and medical affairs of Indevus. “SUPPRELIN-LA offers an attractive treatment option as the only product with a once-yearly dosing interval. Other therapies require injections every three to four weeks. SUPPRELIN-LA provides patients and their families a rapid and sustained treatment option that significantly reduces the inconvenience of frequent dosing and may improve long-term compliance.”

“We are extremely excited to have received approval for SUPPRELIN-LA,” stated Glenn L. Cooper, M.D., chairman and chief executive officer of Indevus. “SUPPRELIN-LA offers a rapid suppression of hormones, sustained efficacy for a full year and we believe the unique attributes of SUPPRELIN-LA establish a new standard of convenience for patients, families and physicians. Our sales and marketing organization is preparing for a launch of the product early this summer.”

“The approval of SUPPRELIN-LA is an important first step in recognizing the significant value in the recently acquired Valera pipeline and another on-time milestone achievement. We continue to execute on our plan to build a leading urology and endocrinology-focused specialty pharmaceutical company,” continued Dr. Cooper. “Our hydron implant technology will now be utilized in two FDA approved products, SUPPRELIN-LA and VANTAS®, and we are hopeful that it will be a catalyst for additional products based on this unique, patented technology.”

Central precocious puberty is the premature development of body characteristics that normally occur during puberty. In females, this is usually defined as earlier than 8 years of age, and in males, as earlier than 9 years of age. Children with CPP also show significantly advanced bone age that can result in diminished adult height attainment as well as an increased likelihood of psycho-social problems.

The FDA approval was based on the review of data from clinical studies conducted in children 4-11 years of age. A total of 47 children, 44 female, 3 male, were studied in two trials over 9 to 18 months of treatment. A long-term follow-up study is on-going. The most commonly reported adverse reaction was implant site reaction.

Prescribing Information

Complete prescribing information for SUPPRELIN-LA is available from the Company upon request.

Conference Call and Webcast

The Company will hold a conference call and webcast to discuss FDA approval of SUPPRELIN-LA at 9:00 AM eastern time on May 4, 2007. The live call may be accessed by dialing 800-638-4930 from the U.S. and Canada, and 617-614-3944 from international locations. The participant passcode is 52549953. A replay of the call will be available beginning at 11:00 AM on May 4, 2007 and lasting until 12:00 AM on June 4, 2007. To access the replay, please dial 888-286-8010 from the U.S. and Canada, and 617-801-6888 from international locations, using the passcode 94450205.

The press release and the live webcast will be accessible by visiting the Investors section of the Company’s website, http://www.indevus.com. An archived version of the call will be accessible at the same web address for 30 days following the live call.

About Indevus

Indevus Pharmaceuticals, Inc. is a specialty pharmaceutical company engaged in the acquisition, development and commercialization of products to treat conditions in urology and endocrinology. The Company’s marketed products include SANCTURA® for overactive bladder, VANTAS® for advanced prostate cancer, and DELATESTRYL® to treat male hypogonadism. The Indevus development pipeline contains multiple compounds within the Company’s core therapeutic areas in addition to several partnered or partnerable programs. The most advanced compounds in development include SANCTURA XR™, the once-daily formulation of SANCTURA, SUPPRELIN®-LA for central precocious puberty, VALSTAR® for bladder cancer, NEBIDO® for male hypogonadism, PRO 2000 for the prevention of infection by HIV and other sexually-transmitted pathogens, and pagoclone for stuttering.

Forward Looking Statements

Except for the descriptions of historical facts contained herein, this press release contains forward-looking statements that involve risks and uncertainties that could cause the Company’s actual results and financial condition to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties are set forth in the Company’s filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 under “Risk Factors” and elsewhere, and include, but are not limited to: dependence on the success of SANCTURA®, SANCTURA XR™, NEBIDO® , VANTAS® and SUPPRELIN®-LA; the early state of products under development; uncertainties relating to clinical trials, regulatory approval and commercialization of our products, particularly SANCTURA XR, NEBIDO, VANTAS® , SUPPRELIN®-LA and VALSTAR®; risks associated with contractual agreements, particularly for the manufacture and co-promotion of SANCTURA and SANCTURA XR and the manufacture of NEBIDO, VANTAS and VALSTAR; dependence on third parties for supplies, particularly for histrelin, manufacturing, marketing, and clinical trials; competition; need for additional funds and corporate partners, including for the development of our products; failure to acquire and develop additional product candidates; changes in reimbursement policies and/or rates for SANCTURA, VANTAS, DELATESTRYL and any future products; history of operating losses and expectation of future losses; product liability and insurance uncertainties; risks relating to the Redux-related litigation; the risk that the businesses of Indevus and Valera Pharmaceuticals, Inc. will not be integrated successfully during the period following the related merger; the risk that the cost savings and any other synergies from the merger may not be fully realized or may take longer to realize than expected; market acceptance for the merger and approved products; risks of regulatory review and clinical trials; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues; reliance on intellectual property and having limited patents and proprietary rights; dependence on market exclusivity, valuation of our Common Stock; risks related to repayment of debts; risks related to increased leverage; general worldwide economic conditions and related uncertainties; the effect of changes in governmental regulations and other risks. Indevus undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

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